CHANGE IN CONTROL AGREEMENT

     THIS AGREEMENT between WSMP, Inc., a North Carolina corporation (the "Company"), and James M. Templeton (the "Executive") is dated as of August 29,
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1997 (the "Effective Date").
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                              W I T N E S S E T H:

     WHEREAS, the Executive is an executive officer of the Company, having provided management services through HERTH Management, Inc. ("HERTH"), thereby
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acquiring an intimate knowledge of the business and affairs of the Company and having clearly demonstrated the ability to perform valuable services for the Company; and

     WHEREAS, the Company considers it to be in the best interests of its shareholders to encourage continuity of management; and

     WHEREAS, the Company believes that the possibility of the occurrence of a Change in Control of the Company (as defined below) may result in the termination of the Executive's management of the Company or in the distraction of the Executive from the performance of his duties to the Company, in either case to the detriment of the Company and its shareholders; and

     WHEREAS, the Company recognizes that the Executive could suffer adverse financial and professional consequences if a Change in Control of the Company were to occur; and

     WHEREAS, the Company wishes to enter into this Agreement to protect the Executive in the event that a Change in Control of the Company were to occur, thereby encouraging the Executive to continue to manage the Company and not be distracted from the performance of his duties to the Company;

     NOW, THEREFORE, the parties agree as follows:

     Section 1.  Construction; Definitions.  (a)  In the event of the enactment
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of any successor provision to any statute or rule cited in this Agreement, references in this Agreement to such statute or rule shall be to such successor provision. The headings of Sections of this Agreement shall not control the meaning or interpretation of this Agreement. References in this Agreement to any Section are to the corresponding Section of this Agreement unless the context otherwise indicates.

     (b) As used in this Agreement, the following terms shall have the meanings indicated:

          (i)  "Affiliate" and "Associate" shall have the respective meanings
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     ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect on the date hereof.

          (ii)  "Acquiring Person" shall mean any Person who or which, together
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     with all Affiliates and Associates of such Person, shall be the Beneficial
     Owner of securities of the Company constituting a Substantial Block, but shall not include (A) the Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company or any Person organized, appointed or established by the Company or such Subsidiary as a fiduciary pursuant to the terms of any such employee benefit plan, (B) any Person consisting of or including any or all of Messrs. James C. Richardson, Jr., David R. Clark and James M. Templeton, but only if and so long as such Person consists of or includes at least one full-time employee of the Company, and (C) any Person who or which, together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of a Substantial Block solely as a result of a change in the aggregate number of shares of Voting Stock or other voting securities of the Company outstanding since the last date on which such Person acquired Beneficial Ownership of any securities of the Company included in such Substantial Block.

          (iii)  "After-Tax Payments" means payments to or for the benefit of
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     the Executive under this Agreement after reduction for any and all federal, state and local income tax and excise tax liabilities of the Executive resulting therefrom.

          (iv)  "Agreement" means this Change of Control Agreement as it may be
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     amended from time to time in accordance with Section 10.

          (v)  A Person shall be deemed the "Beneficial Owner" of and shall be
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     deemed to "beneficially own" any securities:
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               (A)  that such Person or any of such Person's Affiliates or
          Associates, directly or indirectly, has (1) the right or obligation to acquire (whether such right or obligation is exercisable or effective immediately or otherwise) pursuant to any agreement, arrangement or understanding (whether or not in writing) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise or (2) the right to vote or dispose of or has "beneficial
                                                                  -----------
          ownership" of (as determined pursuant to Rule 13d-3 of the General
          ----------
          Rules and Regulations under the Exchange Act), including pursuant to any agreement, arrangement or understanding (whether or not in writing); provided, however, that a Person shall not be deemed the
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          "Beneficial Owner" of or to "beneficially own" any security under this
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          clause (2) if the agreement, arrangement or understanding to vote such security (x) arises solely from a revocable proxy given in response to a public proxy or consent solicitation made pursuant to, and in accordance with, the applicable provisions of the General Rules and Regulations of the Exchange Act and (y) is not also then reportable by such Person on Schedule 13D under the Exchange Act (or any comparable or successor report); or

               (B) that are beneficially owned, directly or indirectly, by any other Person (or any Affiliate or Associate thereof) with which such Person or any of such Person's Affiliates or Associates has any agreement, arrangement or understanding (whether or not in writing), for the purpose of acquiring, holding, voting (except pursuant to a revocable proxy as described in clause (2) of subparagraph (A) of this paragraph (v)) or disposing of any voting securities of the Company.

     No part of this definition shall cause a Person ordinarily engaged in business as an underwriter of securities to be the "Beneficial Owner" of or
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     to "beneficially own" any securities acquired in a bona fide firm
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     commitment underwriting pursuant to an underwriting agreement with the
     Company until the expiration of forty days after the date of such acquisition.

          (vi)  "Benefit Plans" means all of the Company's employee benefit
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     plans, including life insurance and medical, dental, health, accident and disability plans, in which the Executive was a participant on the Change in Control Date.

          (vii)  "Board of Directors" means the entire Board of Directors of the
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     Company.

          (viii)  A "Business Combination" shall occur when
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               (A)  any Person (other than a Subsidiary of the Company) combines or consolidates with, or merges with and into, the Company, and the Company shall be the continuing or surviving corporation of such combination, consolidation or merger and, in connection with such combination, consolidation or merger, all or part of the shares of Voting Stock shall be changed into or exchanged for other securities of any Person or cash or any other property;

               (B) the Company combines or consolidates with, or merges with and into, any other Person (other than a Subsidiary of the Company), and the Company shall not be the continuing or surviving corporation of such combination, consolidation or merger; or

               (C) the Company sells or otherwise transfers (or one or more of its Subsidiaries sells or otherwise transfers), in one or more transactions, assets, cash flow or earning power aggregating more than 50 percent of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole and calculated on the basis of the Company's most recent regularly prepared financial statements) to any other Person or Persons (other than the Company or any Subsidiary of the Company).

          (ix)  A "Change in Control of the Company" shall have occurred if,
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     after the Effective Date,

               (A) individuals who, as of the date hereof, constitute the Board of Directors (the "Incumbent Board") cease for any reason to
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          constitute at least a majority of the Board of Directors; provided,
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          however, that any individual becoming a director subsequent to the
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          date hereof whose election or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board;

                    (B) any Person, alone or together with its Affiliates and Associates, at any time after the Effective Date, shall become an Acquiring Person;

               (C) a Business Combination shall be consummated, unless, immediately following such Business Combination, (1) all or substantially all the Persons who were the beneficial owners of the Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50 percent of the shares of Voting Stock and the combined voting power of the voting securities of the outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Business Combination in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Voting Stock, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan of the Company or any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15 percent or more of the Voting Stock of the corporation resulting from such Business Combination or the combined voting power of the voting securities then outstanding of such corporation, and (3) at least one-half of the members of the board of directors after such Business Combination were members of the Incumbent Board at the time of the approval of such Business Combination; or

               (D)  the Company is liquidated or dissolved.

          (x)  "Change in Control Date" means the date of occurrence of a Change
               ------------------------
     in Control of the Company.

          (xi)  "Company" has the meaning assigned to such term in the recitals
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     to this Agreement and shall include any Person with or into which such
     Person shall have been merged or consolidated or to which such Person shall have transferred all or substantially all of its assets.

          (xii)  "Exchange Act" means the Securities Exchange Act of 1934, as
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     amended.

          (xiii)  "Expiration Date" means the end of the ten-year period
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     beginning on the Effective Date.

          (xiv)  "Person" means any individual, corporation, partnership, joint
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     venture, association, joint-stock company, limited partnership, limited liability company, trust, unincorporated organization, government or agency or political subdivision of any government. When the context of this Agreement so indicates, such term also has the meaning assigned to it in
     Section 13(d) of the Exchange Act.

          (xv)  "Relevant Period" means the life of the Executive and, following
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     the death of the Executive, throughout the life of the Executive's spouse, if any.

          (xvi)  "Subsidiary" means any corporation or other legal entity of
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     which a majority of the voting power of the voting equity securities or voting interest is owned, directly or indirectly, by such Person, or which is otherwise controlled by such Person.

          (xvii)  "Shares" means shares of capital stock of the Company.
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          (xviii)  "Substantial Block" shall mean a number of shares of the
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     Voting Stock equal to or in excess of 15% of the number of shares of the
     Voting Stock then outstanding.

          (xix)  "Voting Stock" means Shares the holders of which are entitled
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     to vote for the election of directors of the Company, but excluding Shares entitled to vote only upon the occurrence of a contingency unless that contingency shall have occurred.

     Section 2.  Term.  If a Change in Control of the Company shall occur before
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the expiration of the term of this Agreement, then, whether or not the
Executive's role as an executive officer of the Company shall at any time be terminated, the Executive shall be entitled to receive the benefits provided for in this Agreement. The term of this Agreement shall begin on the Effective Date and, unless extended pursuant to the third sentence of this Section or terminated pursuant to the fourth sentence of this Section, shall expire at the Expiration Date. If the Company shall not have given written notice to the Executive at least 45 days before the Expiration Date that the term of this Agreement will expire on the Expiration Date, then the term of this Agreement shall be extended automatically for successive one-year periods (the first such period to begin on the day immediately following the Expiration Date) unless and until the Company shall give written notice to the Executive at least 45 days before the end of any one-year period for which the term of this Agreement shall have been extended that such term will expire at the end of such one-year period, whereupon the term of this Agreement shall expire at the end of such one year period. This Agreement shall in any event expire upon termination of the Executive's role as an elected or appointed officer of the Company, unless there has been a Change in Control of the Company.

     Section 3.  Benefits Payable Upon Change in Control.  If a Change in
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Control of the Company shall occur before the expiration of the term of this
Agreement, then the Executive shall be entitled to the following benefits:

          (i) The Company shall pay to the Executive, as a lump sum, an amount equal to the sum of:

               (A) three times the amount of the Executive's annual base salary payable by HERTH to the Executive for services rendered to the Company as in effect on the Change in Control Date, or three times the amount attributed to the Executive by HERTH for reporting purposes in the Company's most recent proxy statement, whichever is greater, plus

               (B) three times the amount of the largest annual cash bonus paid or payable by HERTH or by the Company to the Executive for services rendered to the Company during any one of the three most recent fiscal years of the Company, regardless of when such bonus may have been paid or payable, plus
               (C) the amount, if positive, equal to the aggregate spread between the exercise prices of all outstanding unexercised options to purchase Shares and other rights whose value derives from the value of Shares (including, without limitation, "cash-only" stock appreciation rights), which options or rights had been issued by the Company and are held by the Executive on the Change in Control Date, whether or not enough time had elapsed from the date of grant of such options or rights so as to make them fully exercisable or vested on the Change in Control Date, and the higher of

                    (1) the closing price of the Shares as reported on the NASDAQ National Market System on the Change in Control Date, or

                    (2) the highest price per Share actually paid in connection with the Change in Control of the Company, plus

               (D) an additional amount equal to the aggregate of any and all federal, state and local income tax and excise tax liabilities of the Executive resulting from the payments due pursuant to clauses (A),
          (B), (C) and (D) hereof; provided, however, that, if the total of all
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          After-Tax Payments would be increased by the limitation or elimination of any payment under this Section 3, then amounts payable under this
          Section 3 shall be reduced to the extent, and only to the extent, necessary to maximize the After-Tax Payments. The determination as to whether and to what extent payments under this Section 3 are required to be reduced in accordance with the preceding sentence shall be made at the Company's expense by Deloitte & Touche LLP or such other nationally recognized certified public accounting firm as the Board of Directors may designate as soon as practicable following a Change in Control of the Company.

          (ii) The Company (at its sole expense) shall take the following actions:

               (A) immediately following the Change in Control Date and throughout the Relevant Period, the Company shall maintain in effect, and not materially reduce the benefits provided by, each of the Benefit Plans; and

               (B) the Company shall arrange for uninterrupted participation in each of the Benefit Plans by the Executive (and, following the death of the Executive, by the Executive's spouse, even if such person was not the Executive's spouse or was otherwise ineligible to participate in a Benefit Plan on the Change in Control Date or at any other time), provided that, if such participation in any Benefit Plan is not
          --------
          permitted at any time during the Relevant Period by the terms of such Benefit Plan, then the Company (at its sole expense) shall thereupon provide to the Executive (and, following the death of the Executive, shall provide to the Executive's spouse) substantially the same benefits as were provided to the Executive pursuant to such Benefit Plan on the Change in Control Date.

Each payment required to be made to the Executive pursuant to the foregoing provisions of this Section 3 shall be made by check drawn on an account of the Company at a bank located in the United States of America and shall be paid not more than 10 days after the Change in Control Date. Upon payment in full to the Executive of all amounts due under subsection (i) of this Section 3, all of the options and other rights referred to in clause (C) of such subsection as to which payment has been made shall be automatically cancelled.

     Section 4.  Notices.  Notices required or permitted to be given by either
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party pursuant to this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the other party or when deposited with the United States Postal Service as registered mail with postage prepaid and addressed:

          (i) if to the Executive, at the Executive's address last shown on the Company's records, and

          (ii) if to the Company, at 1 WSMP Drive, P.O. Box 399, Claremont, NC 28610, directed to the attention of the Corporate Secretary;

or, in either case, to such other address as the party to whom or to which such notice is to be given shall have specified by notice given to the other party.

     Section 5.  Withholding Taxes.  The Company may withhold from all payments
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to be paid to the Executive pursuant to this Agreement all taxes that, by applicable federal, state or local law, the Company is required to so withhold.

     Section 6.  Expenses of Enforcement.  Upon demand by the Executive made to
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the Company, the Company shall reimburse the Executive for all reasonable expenses (including legal fees and expenses) incurred by the Executive in enforcing or seeking to enforce the payment of any amount or other benefit to which the Executive shall become entitled pursuant to this Agreement.

     Section 7.  No Obligation to Mitigate.  The Executive shall not be required
                 -------------------------
to mitigate the amount of any payment or other benefit required to be paid to the Executive pursuant to this Agreement, whether by seeking other employment or otherwise, nor shall the amount of any such payment or other benefit be reduced on account of any compensation earned by the Executive as a result of employment by another Person. No amount paid or payable to the Executive by HERTH at any time or for any reason shall be considered in mitigation of any amount due to him under this Agreement.

     Section 8.  Confidential Information.  From the Effective Date until the
                 ------------------------
expiration of the term of this Agreement, the Executive shall hold in a fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company or any of its affiliated companies, and their respective businesses, that shall have been obtained by the Executive during the Executive's management of the Company or any of its affiliated companies and that shall not have become public knowledge (other than as a result of acts by the Executive in violation of this Section). The Company, however, shall not withhold or reduce any amount or other benefit payable to the Executive pursuant to the terms of this Agreement, or otherwise, on the ground that the Executive has breached or threatened to breach the foregoing provisions of this Section; the sole remedy of the Company for a breach or anticipated breach of such provisions shall be injunctive relief.

     Section 9.  Amendment and Waiver.  This Agreement may be amended or waived
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only by a written instrument signed by both parties.  No waiver by either party of any breach of this Agreement shall be considered a waiver of any other or subsequent breach.

     Section 10.  Governing Law.  This Agreement shall be governed by, and
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construed in accordance with, the laws of the State of North Carolina.

     Section 11.  Validity.  The invalidity or unenforceability of any provision
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of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, all of which shall remain in full force and effect.

     Section 12.  Counterparts.  This Agreement may be executed in counterparts,
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each of which shall be deemed an original but all of which together shall constitute the same instrument.

     Section 13.  Assignment.  This Agreement shall inure to the benefit of and
                  ----------
be enforceable by the Executive's legal representative. The Company shall not assign any of its obligations under this Agreement, by operation of law or otherwise, without the express prior written consent of the Executive; any assignment supposedly effected absent such consent shall be void.

     IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement as of the Effective Date.

WSMP, INC.



By:  MATTHEW V. HOLLIFIELD
   -----------------------------
     Matthew V. Hollifield
     Vice President of Finance



THE EXECUTIVE:



JAMES M. TEMPLETON       (L.S.)
--------------------------------
James M. Templeton